                                   EXHIBIT 99


TO THE SHAREHOLDERS AND TRUSTEES OF MEDITRUST:

             We have audited the accompanying consolidated balance sheets of Meditrust as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

             We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

             In our opinion, the financial statements referred to above represent fairly, in all material respects, the consolidated financial position of Meditrust at December 31, 1994 and 1993, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.


        Boston, Massachusetts                      /s/ Coopers & Lybrand L.L.P.
        January 16, 1995

                                   MEDITRUST

                          CONSOLIDATED BALANCE SHEETS

                                                                               December 31,
                                                                   --------------------------------
(In thousands)                                                         1994                  1993
ASSETS

Real estate investments (Notes 1, 3, 4 and 6):
         Land                                                      $   42,060            $   48,257
         Buildings and improvements, net of accumulated
           depreciation of $65,918 and $73,294, respectively          518,428               564,345
         Real estate mortgages                                        923,741               601,706

         Total real estate investments                              1,484,229             1,214,308
Other assets, net                                                      54,246                66,862
Cash and cash equivalents                                              39,937                16,306
Fees, interest and other receivables                                   16,718                12,925
                                                                   ----------            ----------

         Total assets                                              $1,595,130            $1,310,401
                                                                   ----------            ----------

LIABILITIES AND SHAREHOLDERS' EQUITY
Indebtedness (Note 6):
         Senior unsecured notes, net                               $  285,360              $297,155
         Senior mortgage notes, net                                    21,206                31,804
         Convertible debentures, net                                  231,277               199,822
         Bank notes payable, net                                      168,645                69,375
         Bonds and mortgages payable, net                              59,264                60,089


         Total indebtedness                                           765,752               658,245
Deferred income                                                        12,559                14,468
Accrued expenses and other liabilities                                 46,672                51,893

         Total liabilities                                            824,983               724,606

Commitments and contingencies (Note 3)
Shareholders' equity (Notes 5, 6 and 10):
         Shares of beneficial interest without par value:
           Unlimited shares authorized; 39,619 and
           32,836 shares issued and outstanding in
           1994 and 1993, respectively                                860,071               666,220
Distributions in excess of net income                                 (89,924)              (80,425)

         Total shareholders' equity                                   770,147               585,795

         Total liabilities and shareholders' equity                $1,595,130            $1,310,401

The accompanying notes are an integral part of these financial statements.

                                   MEDITRUST


                       CONSOLIDATED STATEMENTS OF INCOME

                                                              For The Year Ended December 31,
                                                     ------------------------------------------------
(In thousands except per Share data)                    1994               1993                1992

REVENUES
Rental income                                        $ 82,063            $ 80,004            $ 69,679
Interest income                                        90,930              70,371              62,715

         Total revenues                               172,993             150,375             132,394

EXPENSES
Interest                                               67,479              62,193              58,159
Depreciation and amortization                          17,171              16,277              14,032
General and administrative                              7,883               8,269               8,845

         Total expenses                                92,533              86,739              81,036

Net income                                           $ 80,460            $ 63,636            $ 51,358

Net income per share of beneficial interest             $2.28               $2.03               $1.95

Weighted average shares of beneficial interest
  outstanding                                          35,314              31,310              26,360

The accompanying notes are an integral part of these financial statements.

                                   MEDITRUST


                       CONSOLIDATED STATEMENT OF CHANGES
                            IN SHAREHOLDERS' EQUITY

(In thousands except per Share data)                                Shares                 Amount

Balance, December 31, 1991                                          25,944                $427,518
Issuance of shares of beneficial interest associated with:
         Conversion of debentures                                      114                   3,075
         Exercise of warrants                                          486                   9,712
         Employee compensation and stock options                       223                   4,750
Other                                                                                          (86)
1992 Dividends paid during 1992 ($2.46 per Share)                                          (64,844)
Net Income for the year ended December 31, 1992                                             51,358

Balance, December 31, 1992                                          26,767                 431,483

Proceeds from issuance of shares of beneficial interest,
  net of offering costs of $5,135                                    3,277                  95,239
Issuance of shares of beneficial interest associated with:
         Conversion of debentures, net of unamortized
           issue costs of $2,414                                     2,508                  67,263
         Exercise of warrants                                          182                   3,646
         Employee compensation and stock options                       102                   2,851
1993 Dividends paid during 1993 ($2.54 per Share)                                          (78,323)
Net income for the year ended December 31, 1993                                             63,636

Balance, December 31, 1993                                          32,836                 585,795

Proceeds from issuance of shares of beneficial interest,
  net of offering costs of $8,371                                    4,500                 130,566
Issuance of shares of beneficial interest  associated with:
         Conversion of debentures, net of unamortized issue
           costs of $1,632                                           2,037                  57,370
         Exercise of warrants                                          122                   2,431
         Employee compensation and stock options                       124                   3,485
1994 Dividends paid during 1994 ($2.62 per Share)                                          (89,960)
Net income for the year ended December 31, 1994                                             80,460

Balance, December 31, 1994                                          39,619                $770,147

The accompanying notes are an integral part of these financial statements.

                                   MEDITRUST


                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                For The Year Ended December 31,
                                                          ------------------------------------------
(In thousands)                                                1994          1993               1992
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                $  80,460     $  63,636          $  51,358
Depreciation of real estate                                  15,209        14,548             12,250
Goodwill amortization                                         1,557         1,557              1,557
Shares issued for compensation                                  863           826              1,220
Other depreciation, amortization and provision
  for losses                                                  6,916        12,317              2,213
Gain on sale of real estate and mortgage
  prepayments                                                (3,726)       (8,005)
Other items, net                                               (766)          (48)              (656)

CASH FLOWS FROM OPERATING ACTIVITIES
  AVAILABLE FOR DISTRIBUTION                                100,513        84,831             67,942
Net change in other assets and liabilities (Note 2)             306        (5,540)             7,916

         Net cash provided by operating activities          100,819        79,291             75,858

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from convertible debentures                         90,000       178,370            100,000
Proceeds from bank notes                                    370,004       100,000             75,000
Repayment of bank notes                                    (270,595)     (130,000)
Repayment of senior mortgage notes and
  senior unsecured notes                                    (23,300)      (43,800)           (32,600)
Debt issuance costs and equity offering costs               (11,484)      (10,618)            (4,638)
Principal payments on bonds and mortgages
  payable                                                      (847)         (868)              (662)
Distributions to shareholders                               (89,960)      (78,323)           (64,844)
Proceeds from equity offering                               138,937       100,374
Proceeds from warrant conversions and
  stock options                                               5,053         5,671             13,253

         Net cash provided by financing activities          207,808       120,806             85,509

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of real estate                                $ (20,210)    $ (18,272)         $  (6,520)
Investment in real estate mortgages and development
  funding                                                  (291,027)     (210,295)          (208,092)
Prepayment proceeds and principal payments on real
  estate mortgages and note                                  23,470        42,045             27,228
Proceeds from sale of real estate                             4,000         5,194
Working capital advances and acquisition of
  receivables                                               (44,297)      (47,153)
Collection of receivables and repayment of working
  capital advances                                           43,068        19,832
Decrease in committed funds                                                                   33,958

         Net cash used in investing activities             (284,996)     (208,649)          (153,426)

         Net increase (decrease) in cash and cash
           equivalents                                       23,631        (8,552)             7,941

Cash and cash equivalents at:
         Beginning of year                                   16,306        24,858             16,917

         End of year                                      $  39,937     $  16,306          $  24,858

                                   MEDITRUST


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid during the period                             $63,323       $59,746            $51,600
NONCASH INVESTING AND FINANCING TRANSACTIONS
         ACQUISITION AND LEASE OF REAL ESTATE
           (SEE NOTES 3 AND 4):
           Value of real estate (sold acquired):
             Land and Buildings                             (94,000)      106,566             22,500
             Accumulated depreciation                        22,463
         Increase (reduction) of real estate mortgages
           net of participation reduction                    85,000       (88,493)           (15,843)
         Issuance of demand note payable related to
           participation reduction                                        (18,073)            (6,657)
SHARES ISSUED FOR CONVERSION OF DEBENTURES                   59,002        69,677              3,075

The accompanying notes are an integral part of these financial statements.

                                   MEDITRUST


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

NOTE 1.  ACCOUNTING POLICIES

         Meditrust (the "Company"), a real estate investment trust, invests primarily in the subacute sector of the health care industry, including long-term care facilities, rehabilitation hospitals, and other health care related facilities. These facilities are located throughout the United States and are operated by regional and national health care providers. The Company's more significant accounting policies follow:

         PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries and its majority-owned partnerships of all significant intercompany accounts and transactions.

         REAL ESTATE INVESTMENTS

         Land, buildings and improvements are stated at cost. Depreciation is provided for on a straight-line basis over 40 years, the expected useful lives of the buildings and improvements. The Company provides reserves for potential losses based upon management's periodic review of its assets and classifies these reserves as appropriate reductions to the assets or includes such reserves in accrued expenses and other liabilities.

         CAPITALIZATION OF CONSTRUCTION PERIOD INTEREST

         The Company capitalizes interest costs associated with funds used to finance the construction of facilities. The amount capitalized is based upon the borrowings outstanding during the construction period using the rate of interest which approximates the Company's cost of financing.

         CASH AND CASH EQUIVALENTS

         Cash and cash equivalents consist of certificates of deposit and other investments with less than 90-day maturities at the time of purchase and are stated at cost which approximates fair value.

                                   MEDITRUST


         OTHER ASSETS

         Other assets includes cash restricted for specified disbursement in accordance with certain facility acquisitions and mortgage financings and other corresponding liabilities are reflected in accrued expenses and other liabilities. Other assets also include facilities' operating receivables, working capital advances and goodwill associated with the acquisition of the Company's previous investment advisor which is being amortized on a straight-line basis over a ten-year period.

         DEBT ISSUANCE COSTS

         Debt issuance costs have been deferred and are being amortized using primarily the effective interest method over the term of the related borrowings.

         REVENUE RECOGNITION

         Rental income from operating leases is recognized as earned over the life of the lease agreements. Interest income on real estate mortgages is recognized on the accrual basis. Deferred income consists principally of fees which are being amortized over the fixed term of the lease, the mortgage or the construction period related to such facilities.

         NET INCOME PER SHARE

         Net income per share of beneficial interest ("Shares") is computed using the weighted average number of Shares outstanding during the year of computation.

         INCOME TAXES

         The Company has elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and believes it has met all the requirements for qualification as such. Accordingly, the Company will not be subject to federal income taxes on amounts distributed to shareholders, provided it distributes annually at least 95% of its real estate investment trust taxable income and meets certain other requirements for qualifying as a real estate investment trust. Therefore, no provision for federal income taxes is believed necessary in the financial statements.

                                   MEDITRUST

         RECLASSIFICATIONS

         Certain reclassifications have been made in the prior years' consolidated financial statements to conform with the current year's presentation.

- --------------------------------------------------------------------------------

NOTE 2.  SUPPLEMENTAL CASH FLOW INFORMATION

         Details of net change in other assets and liabilities (excluding noncash items, deferred income recognized in excess of cash received and changes in restricted cash and related liabilities) follow:

                                                                For The Year Ended December 31,
                                                      -------------------------------------------------
(In thousands)                                          1994                 1993                1992

Increase in fees, interest and other receivables      $(4,392)             $(1,705)            $(3,904)

Increase in other assets                                 (434)              (1,630)                (83)

(Decrease) increase in deferred income                   (176)                   2               2,314

Increase (decrease in accrued expenses and             $5,308              $(2,207)            $ 9,589
  other liabilities

                                                         $306              $(5,540)             $7,916

- --------------------------------------------------------------------------------

NOTE 3.  REAL ESTATE INVESTMENTS

         During 1994, the Company provided permanent mortgage financing of $221,903,000 for 68 long-term care facilities and one retirement living facility located in Texas, Massachusetts, Florida, Ohio, Indiana, Missouri, Nebraska and California and refinanced for $50,500,000 an existing mortgage with a balance of $32,836,000 collateralized by 28 long-term care facilities located in Illinois and refinanced for $5,765,000 an existing mortgage with a balance of $4,246,000 collateralized by a long-term care facility in Connecticut. In addition, the Company also provided net development financing of $49,941,000 for seven long-term care facilities under construction, six medical office buildings under construction and for additions to three existing long-term care facilities. Also, during 1994, the Company received principal payments on real estate mortgages of $5,149,000 and proceeds of $18,321,000

                                   MEDITRUST


         from the prepayment of mortgage loans on a retirement living facility located in Texas and two long-term care facilities located in Connecticut.

              Also during 1994, the Company acquired for $18,327,000 three long-term care facilities located in Connecticut, one long-term care facility located in Massachusetts and one long-term care facility located in New York and provided $545,000 for additions to four facilities currently owned by the Company. The Company also acquired for $11,570,000 a long-term care facility located in Massachusetts which was substituted for a long-term care facility located in Connecticut with a mortgage balance of $10,232,000. In addition, the
         Company received proceeds of   $4,000,000 from the sale of a long-term
         care facility in Texas.

              Minority interest in the equity of the majority-owned (94%) partnerships relating to the Company's investment in seven rehabilitation facilities is $2,562,000 and $2,661,000 as of December 31, 1994 and 1993 and is included in accrued expenses and other liabilities in the consolidated financial statements.

              As of December 31, 1994, the Company was committed to provide additional financing of approximately $31,398,000 for the completion of ten facilities under construction and for additions to three existing facilities.

- --------------------------------------------------------------------------------

NOTE 4.  MERGER BETWEEN SUN HEALTHCARE AND MEDIPLEX

         In June 1994, Sun Healthcare Group, Inc. ("Sun") merged with The Mediplex Group, Inc. ("Mediplex"). The merged entities comprise approximately 24% of the Company's portfolio of gross real estate investments as of December 31, 1994. A condition of the Company's consent to this merger was the extension of all existing Mediplex lease and mortgage terms to between 2004 and 2008 and the addition of annual rate escalators.

              In connection with this transaction, the Company (a) terminated its leases with Mediplex on three properties (two alcohol and substance abuse treatment facilities and one psychiatric hospital located in New
        York) with a net book value of $101,537,000 and replaced these leases with mortgages from Sun totaling $74,000,000, (b) loaned $11,000,000 to Sun which was collateralized by a mortgage on a rehabilitation facility located in Colorado and (c) entered into sale/leaseback transactions with Sun totaling $30,000,000 for two rehabilitation facilities located in Kentucky and Massachusetts and for a long-term care facility located in Connecticut. This transaction resulted in a

                                   MEDITRUST


         deferred gain of $13,463,000 currently being recognized over a ten-year period.

               The Company recorded revenues from Mediplex of $20,107,000, $37,937,000 and $32,741,000 for the years ended December 31, 1994,
         1993 and 1992 respectively.

- --------------------------------------------------------------------------------

NOTE 5.  SHARES OF BENEFICIAL INTEREST

         Distributions paid to shareholders are determined by the Company's Board of Trustees based on an analysis of cash flows from operating activities. Cash flows from operating activities differ from net income primarily due to depreciation and amortization expense, a noncash item. Distributions in excess of net income as reflected on the Company's consolidated balance sheets are primarily a result of an accumulation of this difference. All Shares participate equally in dividends and in net assets available for distribution to shareholders on liquidation or termination of the Company. The Trustees of the Company have the authority to effect certain Share redemptions or prohibit the transfer of Shares under certain circumstances.

              Total distributions to shareholders during the years ended December 31, 1994, 1993 and 1992 included a return of capital per Share of $.3306, $.3797, and $.7462, respectively. Also, the 1993 distribution includes a long-term capital gain distribution of $.1351 per Share.

                                   MEDITRUST


- --------------------------------------------------------------------------------

NOTE 6.  INDEBTEDNESS

         Indebtedness of the Company as December 31, 1994 and 1993 is as follows:

         (In thousands)                                                                1994            1993
- ------------------------------------------------------------------------------------------------------------

         Senior unsecured notes:
          Principal payments of $20,000,000 due in December 1995 and
            $16,000,000 due in December 1996 through December 2000,
            interest ranging from 10.00% to 10.57%                                 $ 99,711         $ 99,511
          Principal payments of $20,000,000 due in October 1995 through
            October 1999, interest at 10.22%                                         99,145           98,920
          Principal payments of $12,500,000 due in February 1995 through
            February 2001, interest at 10.86%                                        86,504           98,724
- ------------------------------------------------------------------------------------------------------------
                                                                                    285,360          297,155
- ------------------------------------------------------------------------------------------------------------

        Senior mortgage notes:
          Principal payments of 10,800,000 due in December 1995 and
            December 1996 and $200,000 due in December 1997,
            interest at 10.75%                                                       21,206           31,804
- ------------------------------------------------------------------------------------------------------------

        Convertible debentures:
          9% interest, convertible at $27.00 per Share, due January 2002             18,158           42,499
          7% interest, convertible at $30,625 per share, due March 1998              40,789           73,317
          6-7/8% interest, convertible at $37.125 per Share, due November 1998       84,471           84,006
          7-1/2% interest, convertible at $36.18 per Share, due March 2001           87,859
- ------------------------------------------------------------------------------------------------------------
                                                                                    231,277          199,822
- ------------------------------------------------------------------------------------------------------------

        Bank notes payable:
          Revolving credit agreement expiring July 1997                             168,645           44,785
          Demand note, due July 1994                                                                  24,590
- ------------------------------------------------------------------------------------------------------------
                                                                                    168,645           69,375
- ------------------------------------------------------------------------------------------------------------

        Bonds and mortgages payable:
          Mortgage notes, interest ranging from 3.8% to 12.2%, monthly principal and interest payments ranging from $22,000 to
            $78,000 and maturing from January 1998 through March 2001,
            collateralized by nine facilities                                        55,739           56,519
          Manatee County, Florida Industrial Revenue Bonds, Series 1983,
            serial payments ranging from $45,000 to $90,000 due in
            1995 through 2000 and $345,000 due in December 2003 and
            $2,770,000 due in December 2013, interest ranging from
            12.0% to 13.5%, collateralized by one facility                            3,525            3,570
- ------------------------------------------------------------------------------------------------------------
                                                                                     59,264           60,089
- ------------------------------------------------------------------------------------------------------------
        Total indebtedness                                                         $765,752         $658,245
============================================================================================================

                                   MEDITRUST

         SENIOR MORTGAGE NOTES

         The 10.75% notes due December 1997 are collateralized by six facilities. These notes were issued with detachable warrants to purchase 790,000 Shares at a price of $20 per Share. All of these warrants have been exercised.

         CONVERTIBLE DEBENTURES

         The 9% convertible debentures issued in April 1992 are subject to redemption by the Company on or after April 23, 1995 at 100% of the principal amount plus accrued interest. During the year ended December 31, 1994, $25,210,000 of debentures were converted into 933,684 Shares. During the year ended December 31, 1993, $53,042,000 of debentures were converted into 1,964,495 Shares.

               The 7% debentures issued in February 1993 are subject to redemption by the Company on or after March 1, 1996 at 100% of the principal amount plus accrued interest. During the year ended December 31, 1994, $33,792,000 of debentures were converted into 1,103,404 Shares. During the year ended December 31, 1993, $16,635,000 of debentures were converted into 543,182 Shares.

               The 6 7/8% debentures issued in November 1993 and the 7 1/2% debentures issued in March 1994 are subject to redemption by the Company at 100% of the principal amount plus accrued interest to the extent necessary to preserve the Company's status as a real estate investment trust.

         BANK NOTES PAYABLE

         The Company has an unsecured revolving line of credit expiring July 1997 in the amount of $177,000,000 bearing interest at the lender's prime rate or LIBOR plus 1.25%.

         BONDS AND MORTGAGES PAYABLE

         The senior unsecured notes, senior mortgage notes, convertible debentures, bank notes payable and bonds and mortgages payable are presented net of unamortized debt issuance costs of $8,537,000 and $9,785,000 at December 31, 1994 and 1993, respectively. Amortization expense associated with the debt issuance costs amounted to $3,028,000, $2,961,000 and

                                   MEDITRUST


         $2,123,000 for the years ended December 31, 1994, 1993 and 1992, respectively, and is reflected in interest expense.

               All debt instruments contain certain covenants, the most restrictive of which limits the ratio of total liabilities to consolidated tangible shareholders' equity.

               The aggregate maturities of senior unsecured notes, senior mortgage notes, convertible debentures, and bonds and mortgages payable, excluding the bank notes payable, the 9% convertible debentures, the 7 1/2% convertible debentures for the five years subsequent to December 31, 1994, are as follows:

- --------------------------------------------------------------------------------

         1995                                               $  64,170,000
         1996                                                  60,274,000
         1997                                                  49,767,000
         1998                                                 197,543,000
         1999                                                  67,912,000

- --------------------------------------------------------------------------------

NOTE 7.  FAIR VALUE OF FINANCIAL INSTRUMENTS

         Fair value estimates are subjective in nature and are dependent on a number of significant assumptions associated with each financial instrument or group of financial instruments. Because of a variety of permitted calculations and assumptions regarding estimates of future cash flows, risks, discount rates and relevant comparable market information, reasonable comparisons of the Company's fair value information with other companies cannot necessarily be made.

               The following methods and assumptions were used to estimate the fair value of financial instruments for which it is practicable to estimate that value:

         REAL ESTATE MORTGAGES

         The fair value of real estate mortgages have been estimated by discounting future cash flows using current interest rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. As of December 31, 1994, the fair value of real estate mortgages amounted to approximately $932,000,000.

                                   MEDITRUST


         INDEBTEDNESS

         The quoted market price for the Company's publicly traded convertible debentures and rates currently available to the Company for debt with similar terms and remaining maturities were used to estimate fair value of existing debt. As of December 31, 1994, the fair value of the Company's indebtedness amounted to approximately $773,000,000.

- --------------------------------------------------------------------------------

NOTE 8.  LEASE COMMITMENTS

         The Company's land and facilities are generally leased pursuant to noncancelable, fixed-term operating leases expiring from 1996 to 2008. The leases also generally provide multiple, five-year renewal options and the option to purchase the facilities at fair market value at the end of the initial term of the lease or at various times during the lease.

              The lessees are required to pay aggregate base rent during the lease term and applicable debt service payments as well as percentage, supplemental and additional rent (as defined in the lease agreements). For the years ended December 31, 1994, 1993 and 1992, additional rent from the leases and additional interest from the mortgages amounted to $8,156,000, $8,657,000 and $7,621,000, respectively. In addition, the lessees pay all taxes, insurance, maintenance and other operating costs of the land and facilities.

              Future minimum lease payments, including debt service payments (as defined in the lease agreements) which are based on interest rates in effect at December 31, 1994, expected to be received by the Company during the initial term of the leases for the years subsequent to December 31, 1994, are as follows:

- --------------------------------------------------------------------------------

         1995                                                $ 72,026,000
         1996                                                  72,026,000
         1997                                                  71,312,000
         1998                                                  64,244,000
         1999                                                  52,657,000
         Thereafter                                           240,190,000

- --------------------------------------------------------------------------------

                                   MEDITRUST


NOTE 9.  LEGAL PROCEEDINGS

         In December 1993, the Chapter 11 Trustee of Towers Financial Corporation commenced an action in the Suffolk County Superior Court for the Commonwealth of Massachusetts against one of the Company's lessees and in January, 1994 two subsidiaries of the Company were named as additional defendants. The plaintiff alleges that it holds a prior security interest in the accounts receivable of seven health care facilities, one of which is owned by the Company. The plaintiff demands payment of all such receivables including those collected by the Company (which, as of December 31, 1994, totaled approximately $12,976,000). The Company is vigorously defending this action. It has filed an answer and counterclaim denying any liability to the plaintiff and asserting that the plaintiff does not have a valid prior security interest in any assets of the Company or its borrowers. The Company is a party to a number of other claims and lawsuits arising out of the normal course of business; the Company believes that none of these claims or pending lawsuits, either individually or in the aggregate, will have a material adverse affect on the Company's business or on its consolidated financial position.

- --------------------------------------------------------------------------------

NOTE 10. STOCK OPTION PLANS

         Incentive awards under the Company's stock option plans (the "Plans") which may be granted by the Board of Trustees include nonqualified or nonstatutory options to purchase Company shares and incentive stock options (collectively, "options"). The number of Shares available for issuance under the Plans is 5% of the number of outstanding Shares. Up to 500,000 Shares available under each Plan may be issued pursuant to incentive stock options. Trustees, officers and key employees of the Company or any other entity providing similar services to the Company and its officers, directors and key employees, and all persons retained by the Company solely as consultants are eligible to participate in the Plans. Such options expire 10 years after the date granted. One third of all options granted become exercisable at the end of each year following the date of issuance. Options to purchase 411,000 Shares were exercisable as of December 31, 1994.

               Information concerning option activity for the years 1994, 1993 and 1992 is as follows:

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
                                                         Shares                    Option Price
- ----------------------------------------------------------------------------------------------------
        Outstanding at December 31, 1991                746,000               $16.625   to   $26.625
          Granted                                        62,000               $26.75    to   $29.00
          Exercised                                     182,000               $16.625   to   $26.375
          Expired                                        28,000               $26.25    to   $26.375
- ----------------------------------------------------------------------------------------------------

        Outstanding at December 31, 1992                598,000               $16.625   to   $29.00
          Granted                                       126,000               $26.375   to   $34.00
          Exercised                                      83,000               $16.625   to   $27.625
          Expired                                        23,000               $26.375   to   $27.625
- ----------------------------------------------------------------------------------------------------

        Outstanding at December 31, 1993                618,000               $16.625   to   $34.00
          Granted                                        61,000               $32.375   to   $33.00
          Exercised                                      97,000               $18.750   to   $33.125
          Expired                                        44,000               $33.00    to   $33.625
- ----------------------------------------------------------------------------------------------------

        Outstanding at December 31, 1994                538,000               $16.625   TO   $34.00
====================================================================================================

- --------------------------------------------------------------------------------

NOTE 11. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

         The following quarterly financial data summarizes the unaudited quarterly results for the years ended December 31, 1994 and 1993:

                                                                            Quarter Ended 1994
                                                           -------------------------------------------------
        (In thousands, except per Share amounts)           March 31    June 30    September 30   December 31
- ------------------------------------------------------------------------------------------------------------
        Revenues                                           $40,995     $42,378      $43,158        $46,462
        Net Income                                          17,705      19,008       19,817         23,930
        Net Income per Share                                   .53         .56          .57            .62
- ------------------------------------------------------------------------------------------------------------
                                                                            Quarter Ended 1993
                                                           -------------------------------------------------
                                                           March 31    June 30    September 30   December 31
- ------------------------------------------------------------------------------------------------------------
        Revenues                                           $36,625     $37,311      $38,336        $38,103
        Net Income                                          14,838      16,001       16,081         16,716
        Net Income per Share                                   .50         .51          .51            .51
- ------------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

NOTE 12. SUBSEQUENT EVENTS

         On January 10, 1995, the Board of Trustees of the Company declared a dividend of $.6675 per Share payable February 15, 1995, to shareholders of

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

                                   MEDITRUST


         record on January 31, 1995. The dividend related to the period October 1, 1994 through December 31, 1994.

               On January 12, 1995, the Company's unsecured revolving line of credit was increased from $177,000,000 to $205,000,000.







                                     -18-